Exhibit (14)  Consent of Independent Registered Public Accounting Firm.


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 23, 2007, relating to the financial statements and financial highlights which appears in the December 31, 2006 Annual Report to Shareholders of Dreyfus Founders Growth Fund and Dreyfus Founders Equity Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements and Experts", "Independent Registered Public Accounting Firm" and "Exhibit A - Plan of Reorganization" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Denver, Colorado

April 5, 2007